UNITED STATES

SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): May 5, 2023

Apollo Strategic Growth Capital II
(Exact name of registrant as specified in its charter)

Cayman Islands	001-40018	98-0598286
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

9 West 57th Street, 42nd Floor New York, NY	10019
(Address of principal executive offices)	(Zip Code)

(212) 515-3200
(Registrant’s telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Units, each consisting of one Class A ordinary share, $0.00025 par value, and one-fifth of one warrant	APGB.U	New York Stock Exchange
Class A ordinary shares	APGB	New York Stock Exchange
Warrants	APGB WS	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.07.	Submission of Matters to a Vote of Security Holders.

On May 5, 2023, Apollo Strategic Growth Capital II (the “Company”) held an extraordinary general meeting of the Company’s shareholders (the “Extraordinary General Meeting”) originally scheduled for April 28, 2023 and then postponed to May 5, 2023. At the Extraordinary General Meeting, the Company’s shareholders approved amendments (the “Articles Amendment”) to the Company’s Fourth Amended and Restated Memorandum and Articles of Association (the “Articles”) to (i) extend the date by which the Company must consummate its initial business combination from May 12, 2023 to February 12, 2024, or such earlier date as determined by the Company’s board of directors in its sole and absolute discretion (the “Extension”), and (ii) eliminate the limitation that the Company shall not redeem its Class A ordinary shares included as part of the units sold in the Company’s initial public offering (such shares, including any shares issued in exchange thereof, the “public shares”) that was consummated on February 12, 2021 (the “IPO”) to the extent that such redemption would cause the Company’s net tangible assets to be less than $5,000,001 (the “Redemption Limitation”).

On May 5, 2023, a total of 70,747,177 ordinary shares, representing approximately 82.03% of the Company’s issued and outstanding ordinary shares held of record at the close of business on April 4, 2023, the record date for the Extraordinary General Meeting, were present in person (including virtually) or represented by proxy, constituting a quorum. The Company’s shareholders voted on the following proposals (the “Proposals”) at the Extraordinary General Meeting, which are described in greater detail in the Company’s definitive proxy statement filed with the U.S. Securities and Exchange Commission (“SEC”) on April 7, 2023 and mailed to shareholders on April 10, 2023 (the “Proxy Statement”).

The voting results for the proposals voted on at the Extraordinary General Meeting are set forth below.

1. The Extension Amendment Proposal — to approve, as a special resolution, the amendment of the Company’s fourth amended and restated memorandum and articles of association (as may be amended from time to time, the “Articles”) as provided by the first resolution in the form set forth in Annex A to the Proxy Statement (the “Extension Amendment” and, such proposal, the “Extension Amendment Proposal”) to extend the date (the “Extension”) by which the Company must (1) consummate a merger, share exchange, asset acquisition, share purchase, reorganization or similar business combination with one or more businesses or entities (a “business combination”), or (2) if it fails to complete such business combination by such date, cease all operations except for the purpose of winding up, and subject to and in accordance with the Articles, redeem all of the public shares, from May 12, 2023 (which is 27 months from the closing date of the Company’s IPO) to February 12, 2024, or such earlier date as determined by the Company’s board of directors in its sole and absolute discretion (such date, the “Extended Date”).

For	Against	Abstain
66,568,766	4,178,411	0

2. The Redemption Limitation Amendment Proposal — to approve, as a special resolution, the amendment of the Articles as provided by the second resolution in the form set forth in Annex A to the Proxy Statement (the “Redemption Limitation Amendment” and such proposal, the “Redemption Limitation Amendment Proposal”) to eliminate from the Articles the limitation that the Company shall not redeem public shares to the extent that such redemption would cause the Company’s net tangible assets to be less than $5,000,001 (the “Redemption Limitation”). The Redemption Limitation Amendment would allow the Company to redeem public shares irrespective of whether such redemption would exceed the Redemption Limitation.

For	Against	Abstain
66,566,742	4,177,388	3,047

3. The Adjournment Proposal — as there were sufficient votes to approve the Extension Amendment Proposal and the Redemption Limitation Amendment Proposal, the Adjournment Proposal described in the Proxy Statement was not presented to shareholders.

Under Cayman Islands law, the Articles Amendment took effect upon approval of the Extension Amendment Proposal and the Redemption Limitation Amendment Proposal. Accordingly, the Company now has until February 12, 2024 to consummate its initial business combination.

Item 8.01.	Other Events.

In connection with the Extraordinary General Meeting, shareholders holding an aggregate of 51,089,882 of the Company’s Class A ordinary shares exercised their right to redeem their shares. Following such redemptions, 17,910,118 Class A ordinary shares will remain outstanding. Following the withdrawals from the trust account established in connection with the Company’s IPO (the “Trust Account”) in connection with redemptions, it is expected that approximately $184,387,800 will remain in the Trust Account of the approximately $707,980,212 that was in the Trust Account at the close of business on April 4, 2023, the record date for the Extraordinary General Meeting.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

APOLLO STRATEGIC GROWTH CAPITAL II

Date: May 5, 2023
	By:	/s/ James Crossen
		Name:	James Crossen
		Title:	Chief Financial Officer